LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Q4 Revenue Up 13%

Record Q4 Bookings

Q4 GAAP Gross Margin of 68% and Non-GAAP Gross Margin of 74%

LiveRamp’s Global Authenticated Traffic Solution (ATS) Adopted by Over 400 Publishers

SAN FRANCISCO, Calif., May 25, 2021—LiveRamp® (NYSE: RAMP), the leading global data connectivity platform, today announced its financial results for the quarter and fiscal year ended March 31, 2021.

Fourth Quarter Financial Highlights
All metrics compared to the prior year period

•Total revenue was $119 million, up 13%.

•Subscription revenue was $94 million, up 13% and contributed 79% of total revenue.

•Marketplace & Other revenue was $25 million, up 13%.

•GAAP gross profit was $82 million, up 19% and GAAP gross margin of 68% expanded 3 percentage points. Non-GAAP gross profit was $88 million, up 18%, and non-GAAP gross margin of 74% expanded 3 percentage points.

•GAAP operating loss was $52 million compared to a GAAP operating loss of $41 million in the prior year period. Non-GAAP operating income was $1 million compared to a non-GAAP operating loss of $16 million in the prior year period.

•GAAP loss per share was $0.49, and non-GAAP earnings per share was $0.04.

•Net cash used in operating activities was $18 million compared to net cash used in operating activities of $0 million in the prior year period.

Fiscal Year Financial Highlights
All metrics compared to the prior fiscal year

•Total revenue was $443 million, up 16%.

•Subscription revenue was $357 million, up 17% and contributed 80% of total revenue.

•Marketplace & Other revenue was $86 million, up 15%.

•GAAP gross profit was $299 million, up 31%, and GAAP gross margin of 67% expanded 8 percentage points. Non-GAAP gross profit was $322 million, up 27%, and Non-GAAP gross margin of 73% expanded 6 percentage points.

•GAAP operating loss was $121 million compared to a GAAP operating loss of $181 million in the prior fiscal year. Non-GAAP operating income was $16 million compared to a non-GAAP operating loss of $64 million in the prior fiscal year.

•GAAP loss per share was $1.36, and non-GAAP earnings per share were $0.23.

•Net cash used in operating activities was $21 million compared to net cash used in operating activities of $29 million in the prior fiscal year.

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•In fiscal 2021, LiveRamp repurchased 1.3 million shares for $42 million. Since March 31, 2021, the Company has repurchased an additional 275 thousand shares for $13.3 million. In total, since the inception of the share repurchase program in August 2011, the Company has returned over $1.19 billion in capital to shareholders.

A reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

“LiveRamp had an exceptional year amidst an unprecedented macro environment. I am proud of how our team showed up for our customers and each other in FY21,” said LiveRamp CEO Scott Howe. “LiveRamp’s Authenticated Traffic Solution has become the industry standard for identity in a post cookie world, and Safe Haven® is game changing for the future of data-driven customer experience.”

“LiveRamp again delivered on its commitments in FY21,” said LiveRamp President and CFO Warren Jenson. “Not only did we meaningfully grow our top-line, we delivered a record bottom-line performance, as well. We were profitable on a non-GAAP operating income basis in each quarter of FY21. Further, our record bookings performance positions us well for another strong year in FY22.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its fourth fiscal quarter and fiscal year ($ in millions):

	Q4 Fiscal 2021		Full Year Fiscal 2020
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$94	—	$357	—
YoY change %	13%		17%
Marketplace & other revenue	$25	—	$86	—
YoY change %	13%		15%
Total revenue	$119	—	$443	—
YoY change %	13%		16%

Gross profit	$82	$88	$299	$322
% Gross margin	68%	74%	67%	73%
YoY change, pts	3pts	3pts	8pts	6pts

Operating income (loss)	$(52)	$1	$(121)	$16
% Operating margin	(44)%	1%	(27)%	4%
YoY change, pts	(5)pts	16pts	20pts	20pts

Net income (loss)	$(33)	$3	$(90)	$16
Earnings (loss) per share	$(0.49)	$0.04	$(1.36)	$0.23

Shares to Calculate EPS	67.1	69.9	66.3	69.0
YoY change %	0%	4%	(2)%	2%
Net operating cash flow	$(18)	—	$(21)	—
Free cash flow to equity	—	$(18)	—	$(23)

Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•ATS continues to experience strong global adoption, solidifying its role as the leading post-cookie solution. To date, more than 400 publishers have adopted ATS, including 70% of the U.S Comscore 20 and 65% of the U.S. Comscore 50. In addition, ATS has been adopted by more than 70 leading supply-side and demand-side platforms. Importantly, it is generating results:

◦Brand advertisers are generating better returns. A new Forrester Consulting Total Economic Impact™ (TEI) study, commissioned by LiveRamp, found advertisers who use LiveRamp’s ATS can achieve 343% ROI over three years with payback within only six months of initial investment.

◦Publishers are making more money. Recent case studies with top publishers suggest potential to increase CPM (cost per thousand impression) by over 40% using ATS compared to legacy third-party cookie methods.

•During the fourth quarter, subscription net retention was 101% and platform net retention was 104%.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $256 million, up 14% compared to the fourth quarter of last year. Sequentially, CRPO was up 11%.

•LiveRamp has 70 clients whose subscription contracts exceed $1 million in annual revenue, up 32% compared to the prior year.

•LiveRamp’s direct subscription customer count at quarter end was 825, up from 780 a year ago.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For the first quarter of fiscal 2022, LiveRamp expects to report:

•Revenue of up to $112 million, an increase of up to 13% year-over-year

•GAAP operating loss of approximately $30 million

•Non-GAAP operating loss of up to $2 million

For fiscal 2022, LiveRamp expects to report:

•Revenue of up to $509 million, an increase of up to 15% year-over-year

•GAAP operating loss of between $119 million and $114 million

•Non-GAAP operating income of between $0 million and $5 million

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Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp is the leading data connectivity platform for the safe and effective use of data. Powered by core identity capabilities and an unparalleled network, LiveRamp enables companies and their partners to better connect, control, and activate data to transform customer experiences and generate more valuable business outcomes. LiveRamp’s fully interoperable and neutral infrastructure delivers end-to-end addressability for the world’s top brands, agencies, and publishers. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are uncertainties related to COVID-19 and the associated impact on our suppliers, customers and partners; the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners, including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve while working remotely and within a rapidly changing industry, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2020 ended March 31, 2020, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2021.

The financial information set forth in this press release reflects estimates based on information available at this time.

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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecⓇ, Safe HavenⓇ and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
P 6

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2021	2020	Variance	Variance

Revenues	$119,175	$105,701	$13,474	12.7%
Cost of revenue	37,557	36,852	705	1.9%
Gross profit	81,618	68,849	12,769	18.5%
% Gross margin	68.5%	65.1%

Operating expenses:
Research and development	46,479	28,411	18,068	63.6%
Sales and marketing	53,307	48,564	4,743	9.8%
General and administrative	32,395	30,216	2,179	7.2%
Gains, losses and other items, net	1,345	2,447	(1,102)	(45.0)%
Total operating expenses	133,526	109,638	23,888	21.8%

Loss from operations	(51,908)	(40,789)	(11,119)	(27.3)%
% Margin	(43.6)%	(38.6)%

Total other income (expense)	(404)	1,565	(1,969)	(125.8)%

Loss from operations before income taxes	(52,312)	(39,224)	(13,088)	(33.4)%
Income tax benefit	(19,465)	(34,345)	14,880	43.3%
Net loss from continuing operations	(32,847)	(4,879)	(27,968)	(573.2)%
Earnings from discontinued operations, net of tax	—	750	(750)	(100.0)%

Net loss	$(32,847)	$(4,129)	$(28,718)	(695.5)%

Basic earnings (loss) per share
Continuing operations	$(0.49)	$(0.07)	$(0.42)	(569.9)%
Discontinued operations	—	0.01	(0.01)	(100.0)%
Basic loss per share	$(0.49)	$(0.06)	$(0.43)	(693.9)%

Diluted earnings (loss) per share
Continuing operations	$(0.49)	$(0.07)	$(0.42)	(569.9)%
Discontinued operations	—	0.01	(0.01)	(100.0)%
Diluted loss per share	$(0.49)	$(0.06)	$(0.43)	(693.9)%

Basic weighted average shares	67,111	66,977
Diluted weighted average shares	67,111	66,977

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2021	2020	Variance	Variance

Revenues	$443,026	$380,572	$62,454	16.4%
Cost of revenue	144,004	152,704	(8,700)	(5.7)%
Gross profit	299,022	227,868	71,154	31.2%
% Gross margin	67.5%	59.9%

Operating expenses:
Research and development	135,111	105,981	29,130	27.5%
Sales and marketing	177,543	188,905	(11,362)	(6.0)%
General and administrative	104,201	108,903	(4,702)	(4.3)%
Gains, losses and other items, net	2,715	5,001	(2,286)	(45.7)%
Total operating expenses	419,570	408,790	10,780	2.6%

Loss from operations	(120,548)	(180,922)	60,374	33.4%
% Margin	(27.2)%	(47.5)%

Total other income (expense)	(252)	15,385	(15,637)	(101.6)%

Loss from continuing operations before income taxes	(120,800)	(165,537)	44,737	27.0%
Income tax benefit	(30,532)	(40,276)	9,744	24.2%
Net loss from continuing operations	(90,268)	(125,261)	34,993	27.9%
Earnings from discontinued operations, net of tax	—	750	(750)	(100.0)%

Net earnings (loss)	$(90,268)	$(124,511)	$34,243	27.5%

Basic earnings (loss) per share:
Continuing operations	$(1.36)	$(1.85)	$0.49	26.4%
Discontinued operations	—	0.01	(0.01)	(100.0)%
Basic earnings (loss) per share	$(1.36)	$(1.84)	$0.48	25.9%

Diluted earnings (loss) per share:
Continuing operations	$(1.36)	$(1.85)	$0.49	26.4%
Discontinued operations	—	0.01	(0.01)	(100.0)%
Diluted earnings (loss) per share	$(1.36)	$(1.84)	$0.48	25.9%

Basic weighted average shares	66,304	67,760
Diluted weighted average shares	66,304	67,760

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2021	2020	2021	2020

Loss from operations before income taxes	$(52,312)	$(39,224)	$(120,800)	$(165,537)
Income taxes (benefit)	(19,465)	(34,345)	(30,532)	(40,276)
Net loss	$(32,847)	$(4,129)	$(90,268)	$(124,511)

Loss per share:
Basic	$(0.49)	$(0.06)	$(1.36)	$(1.84)
Diluted	$(0.49)	$(0.06)	$(1.36)	$(1.84)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$4,177	$5,181	$18,046	$19,042
Non-cash stock compensation (cost of revenue and operating expenses)	47,124	17,168	111,707	89,447
Accelerated depreciation (cost of revenue and operating expenses	—	—	—	3,569
Restructuring and merger charges (gains, losses, and other)	1,345	2,447	2,715	5,001
Transformation costs (general and administrative)	—	—	3,863	—
Total excluded items	52,646	24,796	136,331	117,059

Income (loss) from operations before income taxes and excluding items	334	(14,428)	15,531	(48,478)
Income taxes (benefit) (2)	(2,628)	(11,199)	(638)	(11,452)
Non-GAAP net earnings (loss)	$2,962	$(3,229)	$16,169	$(37,026)

Non-GAAP earnings (loss) per share:
Basic	$0.04	$(0.05)	$0.24	$(0.55)
Diluted	$0.04	$(0.05)	$0.23	$(0.55)

Basic weighted average shares	67,111	66,977	66,304	67,760
Diluted weighted average shares	69,935	66,977	68,963	67,760

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period.  The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with larger pre-tax losses for GAAP purposes versus smaller pre-tax losses or income for non-GAAP purposes.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2021	2020	2021	2020

Loss from continuing operations	$(51,908)	$(40,789)	$(120,548)	$(180,922)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,177	5,181	18,046	19,042
Non-cash stock compensation (cost of revenue and operating expenses)	47,124	17,168	111,707	89,447
Accelerated depreciation (cost of revenue and operating expenses	—	—	—	3,569
Restructuring and merger charges (gains, losses, and other)	1,345	2,447	2,715	5,001
Transformation costs (general and administrative)	—	—	3,863	—
Total excluded items	52,646	24,796	136,331	117,059

Income (loss) from continuing operations before excluded items	$738	$(15,993)	$15,783	$(63,863)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2021	2020	2021	2020

Net loss from continuing operations	$(32,847)	$(4,879)	$(90,268)	$(125,261)

Income taxes (benefit)	(19,465)	(34,345)	(30,532)	(40,276)

Other expense (income)	404	(1,565)	252	(15,385)

Loss from operations	(51,908)	(40,789)	(120,548)	(180,922)

Depreciation and amortization	6,277	7,943	27,741	35,901

EBITDA	$(45,631)	$(32,846)	$(92,807)	$(145,021)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	47,124	17,168	111,707	89,447
Restructuring and merger charges (gains, losses, and other)	1,345	2,447	2,715	5,001
Transformation costs (general and administrative)	—	—	3,863	—

Other adjustments	48,469	19,615	118,285	94,448

Adjusted EBITDA	$2,838	$(13,231)	$25,478	$(50,573)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2021	2020	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	$572,787	$717,811	$(145,024)	(20.2)%
Restricted cash	8,900	14,815	(5,915)	(39.9)%
Trade accounts receivable, net	114,284	92,761	21,523	23.2%
Refundable income taxes	65,692	38,340	27,352	71.3%
Other current assets	64,052	32,666	31,386	96.1%
Total current assets	825,715	896,393	(70,678)	(7.9)%

Property and equipment	44,284	44,786	(502)	(1.1)%
Less - accumulated depreciation and amortization	32,327	25,465	6,862	26.9%
Property and equipment, net	11,957	19,321	(7,364)	(38.1)%

Intangible assets, net	39,730	45,200	(5,470)	(12.1)%
Goodwill	357,446	297,796	59,650	20.0%
Deferred commissions, net	22,619	16,014	6,605	41.2%
Other assets, net	30,854	27,165	3,689	13.6%
	$1,288,321	$1,301,889	$(13,568)	(1.0)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	$39,955	$42,204	$(2,249)	(5.3)%
Accrued payroll and related expenses	46,438	28,791	17,647	61.3%
Other accrued expenses	58,353	68,991	(10,638)	(15.4)%
Acquisition escrow payable	8,900	14,815	(5,915)	(39.9)%
Deferred revenue	11,603	6,581	5,022	76.3%
Total current liabilities	165,249	161,382	3,867	2.4%

Other liabilities	42,389	52,995	(10,606)	(20.0)%

Stockholders' equity:
Preferred stock	—	—	—	—%
Common stock	14,781	14,394	387	2.7%
Additional paid-in capital	1,630,072	1,496,565	133,507	8.9%
Retained earnings	1,454,826	1,545,094	(90,268)	(5.8)%
Accumulated other comprehensive income	7,522	5,745	1,777	30.9%
Treasury stock, at cost	(2,026,518)	(1,974,286)	(52,232)	2.6%
Total stockholders' equity	$1,080,683	$1,087,512	$(6,829)	(0.6)%
	$1,288,321	$1,301,889	$(13,568)	(1.0)%

P 12

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings (loss)	$(32,847)	$(4,129)
Earnings from discontinued operations	—	(750)
Non-cash operating activities:
Depreciation and amortization	6,277	7,943
Loss on disposal or impairment of assets	54	1,865
Provision for doubtful accounts	(431)	3,450
Deferred income taxes	(1,418)	(8,343)
Non-cash stock compensation expense	47,124	17,168
Changes in operating assets and liabilities:
Accounts receivable, net	1,818	(8,667)
Deferred commissions	(1,523)	(2,563)
Other assets	(26,283)	(8,548)
Accounts payable and other liabilities	6,731	12,326
Income taxes, net	(17,233)	(12,030)
Deferred revenue	(156)	2,058
Net cash used in operating activities	(17,887)	(220)
Cash flows from investing activities:
Capital expenditures	(376)	(1,409)
Proceeds from sales of assets	—	356
Cash paid in acquisitions, net of cash received	(58,264)	—
Purchases of investments	(4,500)	—
Net cash used in investing activities	(63,140)	(1,053)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	61	1,331
Shares repurchased for tax withholdings upon vesting of stock-based awards	(538)	(6,465)
Acquisition of treasury stock	—	(61,002)
Net cash used in financing activities	(477)	(66,136)
Net cash used in continuing operations	$(81,504)	$(67,409)
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2021	2020
Cash flows from discontinued operations:
From operating activities	$—	$(207)
From investing activities	—	18,582
Net cash provided by discontinued operations	—	18,375
Net cash provided by (used in) continuing and discontinued operations	(81,504)	(49,034)
Effect of exchange rate changes on cash	(210)	(355)

Net change in cash, cash equivalents and restricted cash	(81,714)	(49,389)
Cash, cash equivalents and restricted cash at beginning of period	663,401	782,015
Cash, cash equivalents and restricted cash at end of period	$581,687	$732,626

Supplemental cash flow information:
Cash paid (received) for income taxes, net	$(819)	$(13,515)

P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2021	2020
Cash flows from operating activities:
Net earnings (loss)	$(90,268)	$(124,511)
Earnings from discontinued operations	—	(750)
Non-cash operating activities:
Depreciation and amortization	27,741	35,901
Loss on disposal or impairment of assets	388	1,725
Provision for doubtful accounts	2,915	7,133
Deferred income taxes	(1,418)	(6,878)
Non-cash stock compensation expense	111,707	89,447
Changes in operating assets and liabilities:
Accounts receivable, net	(24,828)	(20,518)
Deferred commissions	(6,605)	(5,273)
Other assets	(18,772)	(6,144)
Accounts payable and other liabilities	(116)	24,923
Income taxes, net	(26,215)	(25,453)
Deferred revenue	4,911	1,823
Net cash used in operating activities	(20,560)	(28,575)
Cash flows from investing activities:
Capital expenditures	(2,182)	(11,711)
Proceeds from sales of assets	—	873
Cash paid in acquisitions, net of cash received	(76,012)	(105,365)
Purchases of investments	(7,500)	—
Purchases of strategic investments	(2,200)	—
Net cash used in investing activities	(87,894)	(116,203)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	8,737	4,736
Shares repurchased for tax withholdings upon vesting of stock-based awards	(9,920)	(24,522)
Acquisition of treasury stock	(42,312)	(182,190)
Net cash used in financing activities	(43,495)	(201,976)
Net cash used in continuing operations	$(151,949)	$(346,754)
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2021	2020
Cash flows from discontinued operations:
From operating activities	$—	$(207)
From investing activities	—	18,582
Net cash provided by discontinued operations	—	18,375
Effect of exchange rate changes on cash	1,010	(468)

Net change in cash, cash equivalents and restricted cash	(150,939)	(328,847)
Cash, cash equivalents and restricted cash at beginning of period	732,626	1,061,473
Cash, cash equivalents and restricted cash at end of period	$581,687	$732,626

Supplemental cash flow information:
Cash paid (received) for income taxes, net	$(2,911)	$(7,344)

P 16

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021

Net Cash Provided by (Used in) Operating Activities	$(15,408)	$(28,751)	$15,804	$(220)	$(28,575)	$(23,612)	$6,249	$14,690	$(17,887)	$(20,560)

Less:
Capital expenditures	(4,888)	(2,641)	(2,773)	(1,409)	(11,711)	(832)	(296)	(678)	(376)	(2,182)

Free Cash Flow to Equity	$(20,296)	$(31,392)	$13,031	$(1,629)	$(40,286)	$(24,444)	$5,953	$14,012	$(18,263)	$(22,742)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 17

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q4 FY21 to Q4 FY20
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	%	$

Revenues	$82,511	$90,143	$102,217	$105,701	$380,572	$99,437	$104,661	$119,753	$119,175	$443,026	12.7%	$13,474
Cost of revenue	36,426	41,460	37,966	36,852	152,704	34,465	34,897	37,085	37,557	144,004	1.9%	705
Gross profit	46,085	48,683	64,251	68,849	227,868	64,972	69,764	82,668	81,618	299,022	18.5%	12,769
% Gross margin	55.9%	54.0%	62.9%	65.1%	59.9%	65.3%	66.7%	69.0%	68.5%	67.5%

Operating expenses
Research and development	23,722	26,445	27,403	28,411	105,981	26,989	31,035	30,608	46,479	135,111	63.6%	18,068
Sales and marketing	43,144	45,204	51,993	48,564	188,905	38,627	41,705	43,904	53,307	177,543	9.8%	4,743
General and administrative	25,318	27,262	26,107	30,216	108,903	23,368	24,495	23,943	32,395	104,201	7.2%	2,179
Gains, losses and other items, net	2,276	45	233	2,447	5,001	1,995	(619)	(6)	1,345	2,715	(45.0)%	(1,102)
Total operating expenses	94,460	98,956	105,736	109,638	408,790	90,979	96,616	98,449	133,526	419,570	21.8%	23,888

Loss from operations	(48,375)	(50,273)	(41,485)	(40,789)	(180,922)	(26,007)	(26,852)	(15,781)	(51,908)	(120,548)	(27.3)%	(11,119)

Total other income/(expense)	5,882	4,780	3,158	1,565	15,385	463	(225)	(86)	(404)	(252)	(125.8)%	(1,969)

Loss from continuing operations before income taxes	(42,493)	(45,493)	(38,327)	(39,224)	(165,537)	(25,544)	(27,077)	(15,867)	(52,312)	(120,800)	(33.4)%	(13,088)
Income taxes (benefit)	(353)	(5,291)	(287)	(34,345)	(40,276)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)	43.3%	14,880
Net loss from continuing operations	$(42,140)	$(40,202)	$(38,040)	$(4,879)	$(125,261)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)	(573.2)%	$(27,968)

P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q4 FY21 to Q4 FY20
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021	%	$

Earnings from discontinued operations, net of tax	$—	$—	$—	$750	$750	$—	$—	$—	$—	$—	—%	$(750)

Net loss	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)	(695.5)%	$(28,718)

Diluted loss per share	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	(693.9)%	$(0.43)

Diluted loss per share from continuing operations	$(0.61)	$(0.59)	$(0.56)	$(0.07)	$(1.85)	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)	(571.9)%	$(0.42)

Some earnings (loss) per share amounts may not add due to rounding.

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021

Loss from continuing operations before income taxes	$(42,493)	$(45,493)	$(38,327)	$(39,224)	$(165,537)	$(25,544)	$(27,077)	$(15,867)	$(52,312)	$(120,800)
Income taxes (benefit)	(353)	(5,291)	(287)	(34,345)	(40,276)	(3,816)	(3,109)	(4,142)	(19,465)	(30,532)
Net loss from continuing operations	(42,140)	(40,202)	(38,040)	(4,879)	(125,261)	(21,728)	(23,968)	(11,725)	(32,847)	(90,268)

Earnings from discontinued operations, net of tax	—	—	—	750	750	—	—	—	—	—
										—
Net loss	$(42,140)	$(40,202)	$(38,040)	$(4,129)	$(124,511)	$(21,728)	$(23,968)	$(11,725)	$(32,847)	$(90,268)

Loss per share:
Basic	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)
Diluted	$(0.61)	$(0.59)	$(0.56)	$(0.06)	$(1.84)	$(0.33)	$(0.36)	$(0.18)	$(0.49)	$(1.36)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	$3,123	$5,369	$5,369	$5,181	$19,042	$5,306	$4,350	$4,213	$4,177	$18,046
Non-cash stock compensation (cost of revenue and operating expenses)	18,630	23,354	30,295	17,168	89,447	16,485	24,204	23,894	47,124	111,707
Accelerated amortization (cost of revenue and operating expenses)	1,906	1,663	—	—	3,569	—	—	—	—	—
Restructuring and merger charges (gains, losses, and other)	2,276	45	233	2,447	5,001	1,995	(619)	(6)	1,345	2,715
Transformation costs (general and administrative)	—	—	—	—	—	3,605	258	—	—	3,863
Total excluded items, continuing operations	$25,935	$30,431	$35,897	$24,796	$117,059	$27,391	$28,193	$28,101	$52,646	$136,331

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021

Income (loss) from continuing operations before income taxes and excluding items	$(16,558)	$(15,062)	$(2,430)	$(14,428)	$(48,478)	$1,847	$1,116	$12,234	$334	$15,531
Income taxes (benefit)	(216)	190	(227)	(11,199)	(11,452)	934	(1,291)	2,347	(2,628)	(638)
Non-GAAP net earnings (loss)	$(16,342)	$(15,252)	$(2,203)	$(3,229)	$(37,026)	$913	$2,407	$9,887	$2,962	$16,169

Non-GAAP earnings (loss) per share:
Basic	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)	$0.01	$0.04	$0.15	$0.04	$0.24
Diluted	$(0.24)	$(0.23)	$(0.03)	$(0.05)	$(0.55)	$0.01	$0.03	$0.14	$0.04	$0.24

Basic weighted average shares	68,906	67,684	67,473	66,977	67,760	65,570	66,010	66,523	67,111	66,304
Diluted weighted average shares	68,906	67,684	67,473	66,977	67,760	67,337	68,804	69,775	69,935	68,963

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021
Expenses, continuing operations:
Cost of revenue	$36,426	$41,460	$37,966	$36,852	$152,704	$34,465	$34,897	$37,085	$37,557	$144,004
Research and development	23,722	26,445	27,403	28,411	105,981	26,989	31,035	30,608	46,479	135,111
Sales and marketing	43,144	45,204	51,993	48,564	188,905	38,627	41,705	43,904	53,307	177,543
General and administrative	25,318	27,262	26,107	30,216	108,903	23,368	24,495	23,943	32,395	104,201
Gains, losses and other items, net	2,276	45	233	2,447	5,001	1,995	(619)	(6)	1,345	2,715

Gross profit, continuing operations:	46,085	48,683	64,251	68,849	227,868	64,972	69,764	82,668	81,618	299,022
% Gross margin	55.9%	54.0%	62.9%	65.1%	59.9%	65.3%	66.7%	69.0%	68.5%	67.5%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,123	5,369	5,369	5,181	19,042	5,306	4,350	4,213	4,177	18,046
Non-cash stock compensation (cost of revenue)	755	1,060	1,028	926	3,769	775	913	988	2,624	5,300
Non-cash stock compensation (research and development)	4,451	6,346	6,462	6,001	23,260	5,886	7,713	7,376	17,985	38,960
Non-cash stock compensation (sales and marketing)	8,920	9,758	15,670	3,678	38,026	7,123	9,233	9,212	14,833	40,401
Non-cash stock compensation (general and administrative)	4,504	6,190	7,135	6,563	24,392	2,701	6,345	6,318	11,682	27,046
Accelerated depreciation (cost of revenue)	1,487	1,245	—	—	2,732	—	—	—	—	—
Accelerated depreciation (general and administrative)	419	418	—	—	837	—	—	—	—	—
Restructuring and merger charges (gains, losses, and other)	2,276	45	233	2,447	5,001	1,995	(619)	(6)	1,345	2,715
Transformation costs (general and administrative)	—	—	—	—	—	3,605	258	—	—	3,863
Total excluded items	$25,935	$30,431	$35,897	$24,796	$117,059	$27,391	$28,193	$28,101	$52,646	$136,331

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1) (Continued)
(Unaudited)
(Dollars in thousands)

	6/30/2019	9/30/2019	12/31/2019	3/31/2020	FY2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	FY2021
Expenses, continued operations excluding items:
Cost of revenue	$31,061	$33,786	$31,569	$30,745	$127,161	$28,384	$29,634	$31,884	$30,756	$120,658
Research and development	19,271	20,099	20,941	22,410	82,721	21,103	23,322	23,232	28,494	96,151
Sales and marketing	34,224	35,446	36,323	44,886	150,879	31,504	32,472	34,692	38,474	137,142
General and administrative	20,395	20,654	18,972	23,653	83,674	17,062	17,892	17,625	20,713	73,292
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—	—

Gross profit, continuing operations excluding items:	$51,450	$56,357	$70,648	$74,956	$253,411	$71,053	$75,027	$87,869	$88,419	$322,368
% Gross margin	62.4%	62.5%	69.1%	70.9%	66.6%	71.5%	71.7%	73.4%	74.2%	72.8%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME(LOSS) GUIDANCE (1)
(Unaudited)
(Dollars in thousands)

	For the quarter ending	For the year ending
	June 30, 2021	March 31, 2022

GAAP loss from operations	(30,000)	(116,500)

Excluded items:
Purchased intangible asset amortization	5,000	18,000
Non-cash stock compensation	21,000	99,000
Transformation costs	—	—
Restructuring and merger costs	2,000	2,000
Total excluded items	28,000	119,000

Non-GAAP income (loss) from operations	(2,000)	2,500

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these easures and the material limitations on the usefulness of these measures, please see Appendix A.

P 24

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
FISCAL 2021 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, income (loss) from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Beginning in the first quarter of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business, we incurred significant costs associated with the assessment of strategic and
P 25

operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Accelerated depreciation: In the prior year we excluded depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration was part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

P 26